Exhibit 10.58
AMERICAN RAILCAR INDUSTRIES, INC.
2005 EQUITY INCENTIVE PLAN
STOCK APPRECIATION RIGHTS AGREEMENT
Name of SARs Holder:
Grant Date:
Total Number of SARs:
Exercise Price Per SAR:
SAR Term/Expiration Date:
Pursuant to and in accordance with the American Railcar Industries, Inc. 2005 Equity Incentive Plan, as amended from time to time (the “Plan”), this Stock Appreciation Rights Agreement (the “Award Agreement” or “Agreement”) evidences the issuance to the person named above (the “SARs Holder”) by American Railcar Industries, Inc. (the “Company”), effective as of the date set forth above, of stock appreciation rights (the “SARs”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.
1. Vesting Schedules.
Subject to the Plan and the other terms and conditions of this Agreement, the number and percentage of the Total Number of SARs (as it may be adjusted from time to time) shall vest on the respective dates indicated below:

	# of Total	% of Total Number of
Vesting Date	SARs Vested	SARs Vested

25%
50%
75%
100%
One half of your SARs shall vest in 25% increments on the first, second, third and fourth anniversaries of the grant date, as indicated above. The remaining half of your SARs shall similarly vest in 25% increments on the first, second, third and fourth anniversaries of the grant date, but only if the closing price of the Company’s common stock achieves the specified price target set forth below for twenty trading days during any sixty trading day period during the twelve month period preceding the applicable anniversary date. If the Company’s common stock does not achieve the specified price target for twenty trading days during any sixty trading day period in the applicable twelve month period, then the corresponding number and percentage of performance-based SARs will not vest and shall be irrevocably cancelled. Each holder must further remain employed by the Company through each anniversary of the grant date in order to vest in the corresponding number of SARs. All SARs shall have a seven-year term.

Below are the target prices for each 12 month period ending on:
March 3, 2010:
March 3, 2011:
March 3, 2012:
March 3, 2013:
2. Exercise. The SARs issued to the SARs Holder shall be exercisable by delivery of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the SARs, the number of SARs being exercised (the “Exercised SARs”) and the SARs Holder’s agreement with respect to certain representations and agreements. The SARs shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice. The SARs may be exercised only in accordance with the Plan and the terms of this Agreement. Upon the exercise of any SARs, the SARs Holder shall be paid by the Company within three (3) business days of exercise, in cash, an amount equal to the excess, if any, of (A) the aggregate Fair Market Value in respect of which the SARs are exercised, determined as of the time of such exercise, by the average high and low stock price on the Exercise day, over (B) the aggregate Exercise Price Per SAR of the SARs being exercised. No payments shall be made pursuant to the exercise of any SARs unless the issuance and exercise of the SARs complies with applicable laws, the Plan and this Award Agreement.
3. Adjustments. In accordance with Section 3(c) of the Plan, the total number of SARs and the Exercise Price Per SAR shall be adjusted from time to time to reflect changes in the Company’s capitalization and for certain other events as expressly set forth in the Plan.
4. No Rights as Stockholder. Neither the issuance of SARs nor any action taken hereunder or thereunder or pursuant hereto or thereto shall be construed as (i) giving the SARs Holder any equity or interest of any kind in the Company or in any assets of the Company or any of its subsidiaries, or (ii) creating a trust of any kind or a fiduciary relationship of any kind between the SARs Holder and the Company or any of its subsidiaries. The SARs Holder shall not have, in respect of the SARs or otherwise, any right to acquire or receive shares of common stock or other securities of the Company or any of its subsidiaries pursuant to the Plan or this Award Agreement or otherwise, shall not have any right to any adjustment or change hereunder as a result of any issuance of stock or other securities by the Company or any of its subsidiaries, and he or she shall not be deemed for any purpose to be a shareholder of the Company or any of its subsidiaries.
5. Termination. Any vested SARs shall be exercisable for ninety (90) days after the SARs Holder’s employment with the Company (which for purposes of this Plan shall include employment with the Company and its direct and indirect consolidated subsidiaries) is terminated without Cause (as defined in the Plan); provided, however, if the employment is terminated by the Company for Cause, the SARs shall terminate immediately. In the event of the termination of employment of the SARs Holder with the Company for any reason whatsoever, any Unvested SARs shall cease to exist on such date and be extinguished and be of no further force or effect. Upon the SARs Holder’s death, any vested SARs may be exercised for a period of twelve (12) months from the date of termination of employment. Notwithstanding anything to the contrary in the foregoing, in no event may any SARs be exercised after the Expiration Date set forth above or as otherwise provided in the Plan.

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6. Non-Transferable by the SARs Holder. Except by will or the laws of descent, the SARs and all rights, title and interest therein granted hereunder are not transferable by the SARs Holder, directly or indirectly, by sale, assignment, pledge, hypothecation, transfer or otherwise (each a “Transfer”). Except as provided above, no Transfer of the SARs granted hereunder, whether voluntary or involuntary, by the operation of law or otherwise, shall vest in any person or entity, any direct or indirect title, interest or right therein whatsoever, but immediately upon any such attempted Transfer, all SARs granted hereunder shall cease to exist and be extinguished and be of no further force or effect.
7. No Guarantee of Continued Service. SARS HOLDER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SARS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING IN THE RELATIONSHIP AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING ENGAGED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). SARS HOLDER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH SARS HOLDER’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.
8. Withholding. All amounts paid to the SARs Holder hereunder shall be subject to normal federal, state and, if applicable, local or foreign tax withholding and deductions imposed by any one or more federal, state, local and/or foreign governments, or pursuant to any foreign or domestic applicable law, rule or regulation.
9. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and SARs Holder with respect to the subject matter hereof, and may not be modified (except as provided herein and in the Plan) adversely to the SARs Holder’s interest except by means of a writing signed by the Company and SARs Holder. This agreement is governed by the internal substantive laws but not the choice of law rules of the State of Delaware.
10. Confidentiality, Non-Compete and Non-Solicit. Pursuant to the terms and conditions of the Plan, SARs Holder has executed and delivered to the Company the Confidentiality, Non-Compete and Non-Solicit Agreement attached hereto as Exhibit B.

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11. SARs Holder Acknowledgement. Receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award Agreement subject to all of the terms and provisions thereof. SARs Holder has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Award Agreement. SARs Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Board of Directors upon any questions arising under the Plan or this Award Agreement. SARs Holder further agrees to notify the Company upon any change in the residence address indicated below. A facsimile or photocopy of an executed counterpart of this Award Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

SARs Holder	American Railcar Industries, Inc.

By:	By: James Cowan

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EXHIBIT A
to
Stock Appreciation Rights Agreement
2005 EQUITY INCENTIVE PLAN
EXERCISE NOTICE
American Railcar Industries, Inc.
100 Clark St.
St. Charles, MO 63301
Attention: Treasury
1.
Exercise of SARs. Effective as of today,                     , 200 _____, the undersigned (“Holder”) hereby elects to exercise                      SARs under and pursuant to the 2005 Equity Incentive Plan (the “Plan”) and the Stock Appreciation Rights Agreement dated                     , 200 _____ (the “Award Agreement”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

2.	Representations of Holder. Holder acknowledges that Holder has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.
3.
Tax Consultation. Holder understands that Holder may suffer adverse tax consequences as a result of Holder’s exercise of the SARs. Holder represents that Holder has consulted with any tax consultants Holder deems advisable in connection with the purchase or disposition of the Shares and that Holder is not relying on the Company for any tax advice.

[Signatures appear on next page]

SAR Exercise Notice

Submitted by:	Accepted by:

SARS HOLDER	AMERICAN RAILCAR INDUSTRIES, INC.

Signature	By

Print Name	Title

Address:

Date Received

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EXHIBIT B
to
Stock Appreciation Rights and or Management Incentive Plan Agreement
CONFIDENTIALITY, NON-COMPETE AND
NON-SOLICITATION AGREEMENT
This CONFIDENTIALITY, NON-COMPETE AND NON-SOLICITATION AGREEMENT (hereinafter referred to as “Agreement”) made as of the _____ th day of _____, 2009, between American Railcar Industries, Inc. a corporation incorporated under the laws of the State of Delaware (hereinafter referred to as “Company”) and _____ (hereinafter referred to as “Employee”).
WHEREAS, as a condition and inducement of the Company’s employment of, participation in any equity incentive plans, or payment of any incentive owing to, and transfer of confidential information to the Employee, the Company has requested and the Employee has agreed to enter into this Agreement.
NOW THEREFORE in consideration of the provisions contained herein including the Company’s employment of and transfer of confidential information to the Employee, the Company and the Employee agree as follows:
1. DEFINITIONS
(a) For purposes of this Agreement the terms:
(i) “Affiliate” shall mean with respect to any specified Person, another Person which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person;
(ii) “Company” shall mean American railcar Industries, Inc. and/or any of its subsidiaries, parent or related corporations;
(iii) “Confidential Information” shall mean all information disclosed or otherwise made available to the Employee by the Company, Affiliates, employees or representatives, about or relating to the Company’s, or any of its Affiliates’ plans, business or activities, or employees, including, but not limited to the information set forth in any business plan of the Company and information concerning advertising, marketing plans and strategies, finances or financial condition, accounting, methods, processes, trade secrets, Intellectual Property, product and business plans, and current or potential customer, client, business partner or supplier lists and records, service charges, rates and fees, investments plans or projections, research in respect of acquired or potential target investments and communications and all Work Product;

(iv) “Intellectual Property” shall mean all source-codes, object-codes, manuals and other documentation and materials (whether or not in written form) and all versions thereof, together with all other patents, licenses, trademarks, service marks, trade names (whether registered or unregistered), copyrights, proprietary computer software, proprietary inventions, proprietary technology, technical information, intellectual property, discoveries, designs, proprietary rights and non-public information, trade secrets, in each case, whether or not patentable;
(v) “Person” an individual, corporation, partnership, trust or unincorporated organization, limited liability company, limited liability partnership, joint venture, joint stock company, any governmental agency or instrumentality or any other entity;
(vi) “Work Product” shall mean all work product (tangible, recorded or otherwise, and without regard to the form or condition or state of completion) including, without limitation, Intellectual Property invented, created, assembled or developed in connection with, with respect to, for, or in relation to, the Company during the Employee’s employment by the Company.
2. CONFIDENTIALITY
(a) The Employee shall not (either during the continuance of the Employee’s employment by the Company or at any time thereafter) disclose any Confidential Information to any Person other than designated employees of the Company, and all such Confidential Information, either in electronic, printed or verbal form will remain the property of the Company and shall not be used by the Employee (either during the continuance of employment by the Company or at any time thereafter) for Employees own purpose or for any purpose other than those of the Company. The Employee agrees that the Company will retain proprietary rights in the Confidential Information and disclosure to or awareness by the Employee of the Confidential Information shall not be deemed to confer any rights whatsoever to the Employee in respect of any part of the Confidential Information.
(b) The restrictions and covenants set forth in (a) above applicable to the Confidential Information shall not apply to any portion of the Confidential Information that the Employee can clearly demonstrate is at the time of disclosure or thereafter generally available to and known by the public (other than as a result of its disclosure by the Employee in breach of his obligations herein).
(c) In the event that the Employee is (i) requested by interrogatory, subpoena, deposition, civil investigation demand or other similar legal process or (ii) required by applicable laws, rules or regulations, to disclose any Confidential Information, the Employee shall provide the Company with prompt written notice of any such request or requirement so that the Company may seek an appropriate protective order. If, failing the entry of a protective order, the Employee is, in the written opinion of its counsel, compelled to disclose Confidential Information, the Employee may disclose that portion of the Confidential Information which its counsel advises the Employee in such opinion that it is compelled to disclose. In any event, the Employee will not oppose, and shall assist, action by the Company in any such proceeding to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

3. NON-COMPETE
The Employee covenants and agrees with the Company that during the continuance of employment, and for a period of one (1) year from the date on which Employee ceases to be an employee of the Company as a result of either the Employee’s resignation or termination of employment by the Company for “Cause”, as defined herein, the Employee will not:
(1) within the territory(ies) or region(s) for which the Employee is or was responsible when employed, (if the Employee was assigned to a territory or region) or,
(2) (if the employee did not have responsibility for a territory or region), within fifty miles from the location at which the employee performed work on behalf of the Company, either directly or indirectly, as principal, agent, owner, employee, partner, investor, shareholder (other than solely as a holder of not more than 1% of the issued and outstanding shares of any public corporation), consultant, advisor or otherwise howsoever participate in, act for, or on behalf of, or for the benefit of, own, operate, carry on or engage in the operation of or have any financial interest in or provide, directly or indirectly, financial assistance to or lend money to or guarantee the debts or obligations of, any Person carrying on or engaged in any business that is competitive with or identical to the business conducted by the Company in the United States of America (the “Business”). For purposes of this Paragraph 3, any one of the following shall constitute “Cause”: (1) the Employee’s material breach of this Agreement or Company policy; (2) the Company’s default in performing its obligations under contracts with other persons or business entities, or Company’s suffering of economic harm, if directly caused by the Employee; (3) the Employee’s fraud with respect to the business or affairs of the Company or if the Employee is convicted of committing a felony or any crime involving moral turpitude; or (4) other misconduct by the Employee.
4. NON-SOLICITATION
The Employee covenants and agrees with the Company that during the continuance of this employment, and for a period of one (1) year from the date on which he ceases to be an employee of the Company for any reason, the Employee shall not directly, or indirectly, for himself or for any other person or entity:
(a) attempt to divert or, solicit, interfere with or endeavor to entice away from, or attempt to do any of the forgoing with respect to, the Company or its Affiliates, any customer, client or any Person in the habit of dealing with the Company or its Affiliates, with whom the Employee had contact with in a business capacity, was responsible for, or had knowledge of Confidential Information about, and the Employee shall refrain from committing any act which would in any manner jeopardize any relationship the Company has or may have with any customer, client or any person or entity;

(b) interfere with, entice away, hire, encourage, or otherwise attempt to obtain the withdrawal of any employee of the Company or Affiliates in relation to the Business; or
(c) advise any Person or entity not to do business with the Company or Affiliates in relation to the Business.
5. INJUNCTIVE RELIEF
Irreparable harm shall be presumed if the Employee breaches or threatens to breach any agreement, covenant or provision of this Agreement, and under such circumstances damages will be impossible to ascertain. Accordingly, the Employee agrees that in the event of any breach or threatened breach of this Agreement, the Company shall be entitled to an injunction and other equitable relief without being required to show irreparable harm, without posting any bond or security in connection therewith, and that any court of competent jurisdiction may immediately enjoin any breach or threatened breach of this Agreement. The equitable remedies contemplated hereby shall not be deemed to be exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity.
6. INVALIDITY
If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable; (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement; and (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.
7. ACKNOWLEDGEMENT
The Employee acknowledges reading and understanding the terms and conditions of this Agreement, and that the Company has provided a reasonable opportunity for the employee, if the Employee so chooses, to seek independent legal advice prior to executing this Agreement.

8. GOVERNING LAW/JURISDICTION/SERVICE OF PROCESS
The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of New York without regard to the conflict of laws. In any action between or among the parties arising out of this Agreement, (i) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the State of New York; (ii) if any such action is commenced in a state court, then, subject to applicable law, neither party shall object to the removal of such action to any federal court located in the State of New York; (iii) each of the parties irrevocably waives the right to trial by jury; and (iv) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address of such party set forth in the signature page hereto, unless a party notifies the other in writing of a different address.
9. ENTIRE AGREEMENT/AMENDMENTS/WAIVERS/COUNTERPARTS/NOTICES
This Agreement shall constitute the entire agreement among the parties with respect to the matters covered hereby and shall supersede all previous written, oral or implied understandings among them with respect to such matters provided however, that nothing herein shall limit the Employee’s responsibilities or the Company’s rights under any business conduct policy. This Agreement or any of its provisions shall not be amended, waived or otherwise modified except by a writing executed by all of the parties hereto. No failure or delay by the Company in exercising its rights and remedies under or with respect to this Agreement shall operate as a waiver or bar any further exercise of such rights and remedies. This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. All notices hereunder shall be given in writing delivered to the address of the recipient set forth on the signature page hereto.
10. MISCELLANEOUS
(a) This Agreement does not alter, change or modify the employment-at-will relationship that exists between the Company and the Employee and nothing herein shall be construed as requiring cause for or advance notice of termination of employment.
(b) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns, as the case may be. The Company may assign this Agreement to any affiliate of the Company and to any successor or assign of all or a substantial portion of the Company’s business. The Employee may not assign or transfer any of his rights or obligations under this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Confidentiality, Non-Compete and Non-Solicitation Agreement as of the date first written above.

EMPLOYEE	AMERICAN RAILCAR INDUSTRIES, INC.

Signature	By:

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